 ©2013 Higher One Holdings, Inc. All Rights Reserved.  Q3’13 Earnings Results  November 7, 2013

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  This presentation contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature.  Forward-looking statements contained herein include, among others, statements concerning bank partners, the regulatory environment, banking fees, litigation, sales, and the expected benefits of acquisitions, and such statements are based on the current beliefs and expectations of Higher One management, as applicable, and are subject to known and unknown risks and uncertainties.  There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements.  These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this presentation or to reflect the occurrence of any unanticipated events.  The forward-looking statements in this presentation do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.   For further information regarding the risks associated with Higher One’s business, please refer to Higher One’s filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.   Forward-Looking Statements

Q3'13 Highlights

- Revenue 11.5% higher due to growth in Payment Transaction and Higher Ed revenue
- Adjusted EPS 14 cents per share
- Non-refund deposits up 24%, constitute approximately 10% of total deposits
- Financial aid disbursements down 6% to same schools
- Proposed settlement of class action lawsuits

Higher One
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©2013 Higher One Holdings, Inc. All Rights Reserved.

Same-School* Fall Metrics (Excluding Newly Launched Schools)

Fall Disbursement Cycle Data (Same-School Basis*)**

Total unique recipients: down 3% → Unique recipients at 2-years: -3%; Unique recipients at 4-years: -2%

+

Average refund size: down 3% → Average refund size at 2-years: -5%; Average refund size at 4-years: -1%

=

Total dollars disbursed: down 6%

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% of refund dollars going into OneAccounts: down 3%

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Total dollars disbursed into OneAccounts (on a same-school basis*): down 8%

**Includes all schools that processed disbursements through OneDisburse for the Fall '12 and Fall '13 semesters*
***Fall Disbursement Cycle includes disbursements processed between the beginning of July and the end of October*

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Higher One
A shared course for success

©2013 Higher One Holdings, Inc. All Rights Reserved.

Total Disbursements

Fall Disbursement Cycle Data All Schools**

Total unique recipients: up 6% → **Launched SSE up 8%**
Unique recipients at 2-years: +7%
Unique recipients at 4-years: +4%

+

Average refund size: down 3% → Average refund size at 2-years: -4%
Average refund size at 4-years: -1%

=

Total dollars disbursed: up 2%

+

% of refund dollars going into OneAccounts: down 4%

=

Total dollars disbursed into OneAccounts: down 2%

**Includes all schools that processed disbursements through OneDisburse for the Fall '12 and Fall '13 semesters*
***Fall Disbursement Cycle includes disbursements processed between the beginning of July and the end of October*

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©2013 Higher One Holdings, Inc. All Rights Reserved.

Higher One
A shared course for success

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Sales  Increased OneDisburse sales activityOneDisburse sales of 131,000 SSEBest quarter in over 1 yearCampus Labs growth over 30%Retention rate exceeds 98%

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Campus Solutions Progress   Signed 21 Campus Solutions from close of acquisition through October Total OneDisburse sales from Campus Solutions through October of 220,000 SSE

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Class Action Lawsuit Proposed Settlement  Agreement in principle on key terms of a settlementAccrued $16.3 million (includes settlement, estimated legal costs and other costs to administer settlement)Subject to corporate approval of final agreement and court approval

Banking, Compliance & Regulatory Update

- Bank partner relationships
- Difficult and complex regulatory environment
- CFPB – September 30, 2013 Forum
- 2013 – 2014 ED rulemaking - cash management rules not currently on agenda to be addressed in current rulemaking committee

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©2013 Higher One Holdings, Inc. All Rights Reserved.

Higher One
A shared course for success

©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Revenue   (in $ millions)  *Calculation of organic revenue growth is included in the appendix of this presentation**Excluding $4.7 million impact of credit project, Q4’11 gross margin would have been 59.1%  Y/Y Revenue Change  25%  17%  12%  11%  6%  7%  -1%  3%  11%  Y/Y Organic Change*  25%  17%  12%  11%  4%  3%  -5%  -7%  1%  Gross Profit Margin  59.2%  53.1%  63.1%  56.0%  57.4%  59.9%  61.1%  55.3%  56.2%  49.8  40.0  57.1  48.1  46.5  57.8  38.9  51.2  57.4  **

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Q3 2012 to Q3 2013 Account Revenue Waterfall  $ in millions  *This chart represents management’s approximation of the relevant factors, and their relative impacts, that management believes have affected Account Revenue.

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Continued Diversification of Revenue Streams  $ in thousands    3Q 2012  3Q 2013  Account Revenue  69.6%  58.2%  Payment Transaction Rev.  16.3%  25.6%  Higher Ed. Revenue  11.6%  15.8%  Other  2.5%  0.4%

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  G&A, Product Development and Marketing Spend  Increase in personnel costs due to acquisitionsIncurred transition costs related to identification of new bank partnerProfessional fees higher in quarter  Includes technology transition costs related to Campus Solutions  Increased costs related to Campus Labs and Campus Solutions acquisitions, including personnel and amortization  (as a % of rev)  (as a % of rev )  (as a % of rev)

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Adjusted EBITDA  *Calculation of Adj. EBITDA and Adj. EBITDA Margin is included in the appendix of this presentation  (in $ millions)  Y/Y Adj. EBITDA Change  17%  18%   5%  -17%  -8%  -17%  -14%  -41%  -14%  Adj. EBITDA Margin*  37.8%  42.6%  43.5%  25.6%  32.6%  33.0%  37.6%  14.7%  25.1%

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Adj. EPS Impacted by Margins, Interest Expense  *Calculation of Adj. EPS and Adj. Net Income Margin is included in the appendix of this presentation  (in $)  Y/Y Adj. EPS Change  25%  24%   5%  -23%  -13%  -18%  -2%  -51%  -12%  Adj. Net Income Margin*  23.1%  26.6%  25.9%  13.6%  18.1%  18.6%  20.9%  5.4%  12.1%

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Free Cash Flow  *Calculation of Free Cash Flow is included in the appendix of this presentation  (in $ millions)  Y/Y FCF Change   -186%   -84%   -17%   188%  271%   608%   31%   14%   93%  FCF Yield  -11.4%   4.5%   27.2%  -28.0%  18.4%  26.8%  36.0%  -23.5%  31.8%  CapEx as % of Rev   31.0%  48.1%   28.5%   13.1%   5.2%   3.6%   3.3%   5.9%   4.4%

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Cash & Investment Balance/Flows  FCF/Other Movements  Cash and cash equivalents  Investments in available for sale securities  Fully liquid assets total $12.1M$18.1M in Free Cash FlowNet repayment of $(12.0M) on our Line of Credit in Q3’13$100M drawn in total  *Other primarily includes restricted cash and proceeds and tax benefits from options exercises  Capital Allocation Creating Value for Shareholders

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  *OneDisburse Signed School Enrollment (SSE) is recorded as the total student enrollment at all schools that are contracted at quarter-end for our OneDisburse product as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time).   +4%  Over 8 million SSE cross-sell potential for OneDisburse  OneDisburse SSE  SSE in thousands*

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  The OneAccount Landscape   OneAccount Growth  5%

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Continuing Suspension of Financial Guidance   Uncertainty remains into 2014Not reinstating guidance at this time

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Q & A

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Appendix

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Calculation of Organic Gross Revenue*  *Organic revenue calculation excludes the entire revenue impact from the current and prior year quarter for all acquisitions made within 15 months of a given quarter’s end

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Calculation of Free Cash Flow

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Calculation of Adjusted EBITDA

 ©2013 Higher One Holdings, Inc. All Rights Reserved.  *  Calculation of Adjusted Diluted EPS